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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 22, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of A.S.V., Inc. on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statements of A.S.V., Inc. on Forms S-8 (File No. 33-94248, effective June 30, 1995, File No. 33-94250, effective July 3, 1995, File No. 333-43075 effective December 23, 1997, and File No. 333-64291 effective September 25, 1998).




                                                 /s/ GRANT THORNTON LLP



Minneapolis, Minnesota
March 25, 2002








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